UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 4, 2005

Zimmer Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16407	13-4151777

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 East Main Street
Warsaw, Indiana     46580

(Address of principal executive offices)     (Zip Code)

Registrant’s telephone number, including area code	(574) 267-6131

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     At a meeting held on February 4, 2005, the Compensation and Management Development Committee of the Board of Directors of Zimmer Holdings, Inc. (the “Company”) established the performance criteria for the 2005 annual incentive awards under the Zimmer Holdings, Inc. Executive Performance Incentive Plan (the “Plan”) for certain key employees, including the following named executive officers (as reported in the Company’s 2004 proxy statement): J. Raymond Elliott, Sam R. Leno, Bruno A. Melzi and David C. Dvorak. The annual incentive awards will be based upon achievement by the Company of certain weighted performance levels for the following performance metrics for the year ended December 31, 2005: adjusted earnings per share, consolidated revenue and consolidated free cash flow. The term “adjusted” refers to a measure that excludes the effects of acquisition and integration expenses and purchase accounting. A copy of the Plan was filed as Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIMMER HOLDINGS, INC.
By:	/s/ David C. Dvorak
David C. Dvorak, Executive Vice President,
Corporate Services, Chief Counsel and Secretary

Dated: February 7, 2005